Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of iGATE Corporation:

1.	Registration Statement (Form S-8 No. 333-20033) pertaining to the Mastech Corporation 1996 Stock Incentive Plan of iGATE Corporation,

2.	Registration Statement (Form S-8 No. 333-71057) pertaining to the Mastech Corporation Amended and Restated 1996 Stock Incentive Plan of iGATE Corporation,

3.	Registration Statement (Form S-8 No. 333-134689) pertaining to the iGATE Corporation 2006 Stock Incentive Plan of iGATE Corporation,

4.	Registration Statement (Form S-3 No. 333-170042) of iGATE Corporation, and

5.	Registration Statement (Form S-3 No. 333-177100) of iGATE Corporation.

of our reports dated March 14, 2012, with respect to the consolidated financial statements for the period from January 1, 2011 through May 15, 2011 (predecessor) and for the period from May 16, 2011 through December 31, 2011 (successor) and the effectiveness of internal control over financial reporting of Patni Computer Systems Limited included in its Annual Report on Form 20-F filed with the Securities and Exchange Commission for the year ended December 31, 2011.

/s/ Ernst & Young Associates

Mumbai

March 18, 2013